EXHIBIT 4.2


                     SEVENTH AMENDMENT AND WAIVER AGREEMENT


     SEVENTH AMENDMENT AND WAIVER AGREEMENT, dated as of March 4, 2004 (this "Amendment Agreement"), to the Amended and Restated Credit Agreement, dated as of May 14, 2001, as amended to date (and as the same may be further amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement"), among Microtek Medical Holdings, Inc. (formerly known as Isolyser Company, Inc.), a Georgia corporation ("MMH") and Microtek Medical, Inc., a Delaware corporation ("Microtek", together with MMH, each a "Borrower" and, jointly and severally, the "Borrowers"), the lenders named therein (the "Lenders"), the guarantors named therein (the "Guarantors") and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as agent (the "Agent") for the Lenders. Terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.

     WHEREAS, the Borrowers have informed the Agent of their desire that Microtek enter into that certain Asset Purchase Agreement (the "Purchase Agreement") made the fourth day of March, 2004, by and between Microtek and Ortho/Plast, Inc. ("Seller"), pursuant to which Microtek will acquire substantially all of the assets used or held for use in connection with the orthopedic product line of Seller (the "Acquired Assets") for cash and additional amounts payable under that certain Earn Out Agreement made as of the fourth day of March, 2004 by and among Microtek and the Seller (the "Earn Out Agreement"); and

     WHEREAS, Section 7.03 of the Credit Agreement restricts the creation of Indebtedness; and

     WHEREAS, Section 7.05 of the Credit Agreement prohibits any Borrower or any
subsidiary  of  any  Borrower  from,  among  other  things,   acquiring  all  or
substantially all of the capital stock or assets of any other person; and

     WHEREAS, Section 7.06 of the Credit Agreement prohibits any Borrower or any subsidiary of any Borrower from, among other things, owning, purchasing or acquiring any stock, obligations, assets or securities of, or any interest in, or making any capital contribution or loan or advance to, any other person; and

     WHEREAS, the Borrowers have requested that the Lenders (i) amend the Credit Agreement to permit Microtek to enter into the Earn Out Agreement and (ii) waive the provisions of Sections 7.05 and 7.06 of the Credit Agreement to permit Microtek to purchase the Acquired Assets.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:


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          1. AMENDMENT TO CREDIT AGREEMENT

          1.1 Section 7.03 of the Credit Agreement is hereby amended by adding a new clause (xv) to the end thereof that reads as follows:

          "(xv) the deferred purchase price payable under that certain Earn Out Agreement made as of the fourth day of March, 2004 by and among Microtek and Ortho/Plast, Inc. in connection with acquisition by Microtek of assets pursuant to the Asset Purchase Agreement made as of the fourth day of March, 2004 by and among Microtek and Ortho/Plast, Inc., provided that such deferred purchase price (including any prepayment thereof set forth in such Asset Purchase Agreement) will not exceed $800,000."

          2. AMENDMENTS TO SECURITY DOCUMENTS

          2.1 The Security Agreement is hereby amended as follows: The definition of "General Intangibles" in Section 1(e) thereof is hereby modified to add the following sentence: "In addition, all indemnification rights of Microtek under the Asset Purchase Agreement made as of the fourth day of March, 2004, by and between Microtek Medical, Inc., a Delaware corporation, and Ortho/Plast, Inc., a Georgia corporation."

          3. WAIVER, CONSENT AND RELEASE UNDER LOAN DOCUMENTS

          3.1 The Lenders hereby waive the provisions of Sections 7.05 and 7.06 of the Credit Agreement solely for the purposes of permitting Microtek to purchase the Acquired Assets in accordance with the Purchase Agreement.

          4. CONFIRMATION OF SECURITY DOCUMENTS

          Each Loan Party, by its execution and delivery of this Amendment Agreement, irrevocably and unconditionally ratifies and confirms in favor of the Agent that it consents to the terms and conditions of the Credit Agreement as it has been amended by this Amendment Agreement and that notwithstanding this Amendment Agreement, each Security Document to which such Loan Party is a party shall continue in full force and effect in accordance with its terms and is and shall continue to be applicable to all of the Obligations.

          5. CONDITIONS PRECEDENT

          This Amendment Agreement shall become effective upon the execution and delivery of counterparts hereof by the parties listed below and the fulfillment of the following conditions:

          (a) All representations and warranties contained in this Amendment Agreement or otherwise made in writing to the Agent in connection herewith shall be true and correct.




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          (b) No unwaived event has occurred and is continuing which constitutes an Event of Default under the Credit Agreement or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

          (c) The Agent shall have received a true and complete copy of the fully executed Purchase Agreement and the Earn Out Agreement, all of which shall be in form and substance satisfactory to the Agent.

          (d) The Agent, for the benefit of the Lenders, shall have obtained a legal, valid and perfected first (except as permitted pursuant to Section 7.01 of the Credit Agreement) priority security interest in the Acquired Assets.

          (e) The Agent shall have received an amendment fee in the amount of $7,500.00.

          (f) The Agent shall have received such other documents as the Lenders or the Agent or the Agent's counsel shall reasonably deem necessary.

          6. MISCELLANEOUS

          6.1 Each Borrower and each Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Credit Agreement and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date. Each Borrower and each Guarantor represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent that:

          (a) it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment Agreement and the transactions contemplated hereby;

          (b) no consent of any other person (including, without limitation, shareholders or creditors of any Borrower or any Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment Agreement;

          (c) this Amendment Agreement has been duly executed and delivered on behalf of each Borrower and each Guarantor by a duly authorized officer, and constitutes a legal, valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity;


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          (d)  the  execution,   delivery  and  performance  of  this  Amendment
Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of any Borrower or any Guarantor; and

          (e) as of the date hereof (after giving effect to the consummation of the transactions contemplated under this Amendment Agreement) there exists no Default or Event of Default.

          By its signature below, each Borrower and each Guarantor agree that it shall constitute an Event of Default if any representation or warranty made above should be false or misleading in any material respect.

          6.2 Each Borrower and each Guarantor confirms in favor of the Agent and each Lender that it agrees that it has no defense, offset, claim, counterclaim or recoupment with respect to any of its obligations or liabilities under the Credit Agreement or any other Loan Document and that, except for the specific waiver provided for herein, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit Agreement, and except as herein expressly amended, the Credit Agreement and other Loan Documents are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

          6.3 Except for the specific waivers provided for in Section 3 of this Amendment Agreement, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit Agreement, and the Borrowers and the Loan Parties hereby agree that the Credit Agreement and other Loan Documents are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

          6.4 Upon presentation of its invoice, the Borrowers covenant and agree to pay in full all legal fees charged, and all costs and expenses incurred, by Kaye Scholer LLP, counsel to the Agent, in connection with the transactions contemplated under this Agreement and the other Loan Documents and instruments in connection herewith and therewith. 1.1

          6.5 All references to the Credit Agreement and the other Loan Documents in the Credit Agreement, the Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean such agreements as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

          6.6 This Amendment Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.


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          6.7 THIS AMENDMENT  AGREEMENT  SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          6.8 The parties hereto shall, at any time and from time to time following the execution of this Amendment Agreement, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment Agreement.

                                      MICROTEK MEDICAL HOLDINGS, INC. (f/k/a
                                      ISOLYSER COMPANY, INC.)


                                      By:______________________________
                                         Name:
                                         Title:


                                      MICROTEK MEDICAL, INC.


                                      By:______________________________
                                         Name:
                                         Title:



                                      JPMORGAN CHASE BANK (f/k/a THE CHASE
                                      MANHATTAN BANK), as Agent and as Lender


                                      By:______________________________
                                         Name:
                                         Title:



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